August 2, 2018

Headlands Asset Management, LLC
405 Park Avenue
New York, New York 10022
Attention: Mieko Willoughby

Headlands Asset Management, LLC
765 Baywood Drive, Suite 340
Petaluma, California 94954
Attention: Kristen Decker

Re:    Notice of Non-Renewal of Management Agreement

Ladies and Gentleman,

Reference is made to that certain management agreement (the “Management Agreement”), dated as of November 2, 2016, between NYMT Loan Financing, LLC (“NYMTLF”), a Delaware limited liability company, and Headlands Asset Management, LLC, a California limited liability company (“HAM”). Initially capitalized terms not defined herein shall have the meanings ascribed to them in the Management Agreement.

In accordance with Section 9.1 of the Management Agreement, this letter serves as the NYMTLF’s written notice to HAM that NYMTLF has determined to not renew the Management Agreement at the end of the Management Agreement’s current term, with an Effective Termination Date of June 30, 2019.

Please do not hesitate to contact Steven R. Mumma at (212) 792-0107 should you have any questions.

Very truly yours,

NYMT LOAN FINANCING, LLC

By:     New York Mortgage Trust, Inc.,
its sole member

By:     /s/ Steven R. Mumma
Name: Steven R. Mumma
Title: Chief Executive Officer

cc:     Phil R. Pollock
Christopher C. Green

New York Mortgage Trust, Inc. 275 Madison Avenue Suite 3200 New York, NY 10016 www.nymtrust.com